Exhibit 10.8(b)

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of June 15, 2007 by and between HELIX BIOMEDIX, INC., a Delaware corporation (“Helix”), and TIMOTHY FALLA, PH.D. (“Executive”).

RECITALS

WHEREAS, Helix and Executive entered into an Employment Agreement effective July 1, 2003, as amended (the “Agreement”); and

WHEREAS, Helix and Executive wish to further amend the Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The first sentence of Section 5(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Upon termination by the Company without Cause (as defined below), the Company shall pay Executive any unpaid annual base salary, any amount due but not paid under any Company incentive compensation plan, earned but unused vacation and bonuses due (if any) for services already performed (subject to normal withholding and other deductions) to the effective date of termination of employment; and monthly severance payments equivalent to six (6) months base salary.”

2. The last sentence of Section 5(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Executive will have the duty to mitigate the costs to the Company by attempting to obtain other employment within a reasonable time after termination. During the period Executive is entitled to receive severance payments hereunder, the monthly payment otherwise due from the Company shall be reduced by fifty percent (50%) of Executive’s monthly compensation from such other employment.”

3. The effective date of this Amendment shall be June 15, 2007.

4. The parties hereto hereby acknowledge the continuing effect of the Agreement except as specifically modified by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

HELIX BIOMEDIX, INC.		EXECUTIVE:

By:	/s/ R. Stephen Beatty	/s/ Timothy Falla, Ph.D.
	R. Stephen Beatty	Timothy Falla, Ph.D.
President and CEO